                            ARTICLES OF INCORPORATION
                                       OF
                            MERRILL ACQUISITION CORP.


The undersigned incorporator, being a natural person, eighteen years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, adopts the following Articles of Incorporation:

                                   ARTICLE I.

The name of the Corporation is Merrill Acquisition Corp. (the "Corporation").

                                  ARTICLE II.

The registered office of the Corporation is located at One Merrill Circle, Energy Park, St. Paul, MN 55108.

                                  ARTICLE III.

The aggregate number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of common stock, $.01 per share.

                                  ARTICLE IV.

The name and address of the incorporator of the Corporation is:

          Name                         Address
          ----                         -------

          Joseph W. Wirth              3400 Plaza VII
                                       45 South 7th Street
                                       Minneapolis, MN  55402

                                   ARTICLE V.

No shareholder of the Corporation shall have any cumulative voting rights.

                                  ARTICLE VI.

No shareholder of the Corporation shall have any preemptive rights by virtue of
Section 302A.413 of the Minnesota Statutes (or similar provisions of future law) to subscribe for, purchase or acquire any shares of the Corporation of any class, whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                  ARTICLE VII.

Shares of the Corporation acquired by the Corporation shall be authorized but unissued shares and may be reissued as provided in these Articles.

                                 ARTICLE VIII.

Any action required or permitted to be taken at a meeting of the Board of the Corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

                                  ARTICLE IX.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section
302.559 or 80A.23 of the Minnesota Statutes, as amended (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to the effective date of this Article. If the Minnesota Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation in addition to the limitation and elimination of personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the Minnesota Business Corporation Act, as so amended. No amendment to or repeal of this Article shall apply to, or have any effect on, the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of December, 1993.


                                                  INCORPORATOR:

                                                  /s/ Joseph W. Wirth
                                                  ------------------------------
                                                  Joseph W. Wirth

                               State of Minnesota
                        Office of the Secretary of State

                     AMENDMENT OF ARTICLES OF INCORPORATION

READ INSTRUCTIONS AT BOTTOM OF PAGE BEFORE COMPLETING THIS FORM

--------------------------------------------------------------------------------
CORPORATE NAME
                            MERRILL ACQUISITION CORP.
--------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:

                       ----------------------------------


                       ----------------------------------

The following amendments of articles or modifications to the statutory requirements regulating the above corporation were adopted: (Insert full text of newly amended or modified article(s) indicating which article(s) is (are) being amended or added. If the full text of the amendment will not fit in the space provided, please do not use this form. Instead, retype the amendment on a separate sheet or sheets using this format.)

ARTICLE I.

         The name of the Corporation is May Printing Company, Inc. (the "Corporation").

This amendment has been approved pursuant to chapter 302A, Minnesota Statutes.

I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.


                                              /s/ Steven J. Machov, Secretary
                                              ----------------------------------
                                              (Signature of Authorized Person)

--------------------------------------------------------------------------------

INSTRUCTIONS:                                 FOR USE BY THE SECRETARY OF STATE

1.  Type or print with dark black ink.
2.  Filing fee:  $35.00
3.  Make check payable to Secretary
    of State.
4.  Mail or bring completed forms to:

    Secretary of State
    Business Services Division
    180 State Office Building
    St. Paul, MN 55155
    (612) 296-2803

                               STATE OF MINNESOTA

                               SECRETARY OF STATE



                              CERTIFICATE OF MERGER


         I, JOAN ANDERSON GROWE, SECRETARY OF STATE OF MINNESOTA, CERTIFY THAT:
THE DOCUMENTS REQUIRED TO EFFECTUATE A MERGER BETWEEN THE ENTITIES LISTED BELOW AND DESIGNATING THE SURVIVING ENTITY HAVE BEEN FILED IN THIS OFFICE ON THE DATE NOTED ON THIS CERTIFICATE.


         MERGER FILED PURSUANT TO MINNESOTA STATUTES, CHAPTER:         302A

         STATE OF FORMATION AND NAMES OF MERGING ENTITIES:

                  MN:      MERRILL CUSTOM COMMUNICATIONS, INC.

                  MN:      MAY PRINTING COMPANY, INC.

         STATE OF FORMATION AND NAME OF SURVIVING ENTITY:

                  MN:      MAY PRINTING COMPANY, INC.

         EFFECTIVE DATE OF MERGER:  JANUARY 31, 1995

         NAME OF SURVIVING ENTITY AFTER EFFECTIVE DATE OF MERGER:

                  MERRILL/MAY, INC.

         THIS CERTIFICATE HAS BEEN ISSUED ON:        JANUARY 31, 1995







                                              /s/ Joan Anderson Growe
                                              ----------------------------------
                                                              Secretary of State

                               ARTICLES OF MERGER

                                    Merger of
          Merrill Custom Communications, Inc., a Minnesota corporation with and into
               May Printing Company, Inc., a Minnesota corporation


         Pursuant to Minnesota Statutes, Section 302A.621, Merrill Corporation, a Minnesota corporation ("Merrill"), hereby adopts the following Articles of Merger for the purpose of merging Merrill Custom Communications, Inc., a Minnesota corporation ("MCC"), that is a wholly-owned subsidiary of Merrill, with and into May Printing Company, Inc. ("May"), also a wholly-owned subsidiary of Merrill, which shall be the surviving corporation.

Article 1. The plan of merger required by Minnesota Statutes, Section 302A.62l, subd. 3, to be set forth herein is set forth in the resolutions attached hereto as Exhibit A (the "Resolutions") which Resolutions were duly adopted by the affirmative vote of a majority of the Board of Directors of Merrill at a meeting held on January 23, 1995.

Article 2.        The number of (i) shares of authorized capital stock and
                  (ii) issued and outstanding shares of capital stock of MCC and May, and the number of shares of capital stock of MCC and May owned by Merrill are as follows:


                                           Authorized            Issued and                Number of Shares Owned
          Corporation                        Capital             Outstanding                     by Merrill
          -----------                      ----------            -----------               ----------------------
              MCC                 25,000 shares of Common        3,325 shares of Common             3,325
                                  Stock, $1.00 par value         Stock

              May                 10,000 shares of Common        1,000 shares of Common             1,000
                                  Stock, $.01 par value          Stock

Article 3. The plan of merger was not retailed to shareholders of MCC and May because MCC and May are wholly-owned subsidiaries of Merrill.

         IN WITNESS WHEREOF, Merrill has, this 30th day of January, 1995, caused these Articles of Merger to be executed by its officer thereunto duly authorized.


                               MERRILL CORPORATION

                               By /s/ Steven J. Machov
                                  ----------------------------------------------
                               Its Vice President, General Counsel and Secretary
                                  ----------------------------------------------

                                                                       Exhibit A


         WHEREAS, Merrill Corporation ("Merrill") is a corporation duly organized and validly existing under the laws of the State of Minnesota;

         WHEREAS, Merrill Custom Communications, Inc. (MCC") is a corporation duly organized and validly existing under the laws of the State of Minnesota with an authorized capital stock consisting of 25,000 shares of common stock, $1.00 par value (the "MCC Common Stock"), of which, on the date hereof, 3,325 shares are issued and outstanding;

         WHEREAS, May Printing Company, Inc. ("May") is a corporation duly organized and validly existing under the laws of the State of Minnesota with an authorized capital stock consisting of 10,000 shares of common stock, $.01 par value (the "May Common Stock"), of which, on the date hereof, 1,000 shares are issued and outstanding;

         WHEREAS, 100% of the issued and outstanding shares of May and MCC Common Stock are owned by Merrill; and

         WHEREAS, MCC and May are sometimes hereinafter referred to as the "Constituent Corporations" and May is sometimes referred to as the "Surviving Corporation";

         WHEREAS, it is desirable to change the name of the Surviving Corporation to Merrill/May, Inc.;

         NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Merrill hereby approves and adopts the following plan of merger (the "Plan of Merger"), pursuant to which, in accordance with the provisions of these Resolutions and the Minnesota Business Corporation Act (the "Minnesota Act"), MCC shall be merged with and into the Surviving Corporation (the "Merger").

                                    ARTICLE 1

                                     MERGER

1.1 NAME OF PARENT AND SUBSIDIARIES. The name of the parent corporation is "Merrill Corporation" and the name of the subsidiary corporations are "Merrill Custom Communications, Inc." ("MCC") and "May Printing Company, Inc." ("May").

1.2 MERGER OF MERGING CORPORATION INTO SURVIVING CORPORATION. In accordance with the provisions of these Resolutions and the Minnesota Business Corporation Act, Minn. Stat. Ch. 302A (the "Minnesota Act"), MCC shall be merged with and into May which shall be the Surviving Corporation (the "Merger"). The name of the Surviving Corporation shall be changed to "Merrill/May, Inc."

1.3 RIGHTS AND LIABILITIES OF SURVIVING CORPORATION. At the effective time of the Merger, as defined in Article III below, MCC shall be merged into the Surviving Corporation, and the separate existence of MCC shall cease and the Surviving Corporation shall continue its corporate existence under the laws of the State of Minnesota. The Surviving Corporation (a) shall continue possessed of all of its rights and property as constituted immediately prior to the effective time of the Merger and succeed without other transfer to all rights and property of MCC (b) shall continue subject to all of its debts and liabilities as the same shall have existed immediately prior to the effective time of the Merger, and (c) shall become subject to any debts and liabilities of MCC, all as more fully provided in Section 302A.64l of the Minnesota Act.

1.4 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The Articles of Incorporation and By-laws of the Surviving Corporation will remain the same, except the Articles of Incorporation and Bylaws of the Surviving Corporation shall be amended to reflect the name change from May Printing Company, Inc., to Merrill/May, Inc.

1.5 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. The officers and directors of the Surviving Corporation shall be the same officers and directors in office as of the effective time of the Merger.

1.6 MAILING THE PLAN OF MERGER. A copy of this Plan of Merger will not be mailed to shareholders of MCC and May because MCC and May are wholly-owned subsidiaries of Merrill.

                                    ARTICLE 2

                              CONVERSION OF SHARES

         Each share of the capital stock of MCC issued and outstanding at the effective time of the Merger shall not be converted into shares of the Surviving Corporation, but shall be cancelled.

                                    ARTICLE 3

                            EFFECTIVE TIME OF MERGER

         This Plan Of Merger shall, along with articles of merger meeting the requirements of Section 302A.621, Subd. 3 of the Minnesota Act (the "Articles of Merger"), be filed with the Secretary of State and the State of Minnesota in accordance with applicable law. The Merger shall become effective January 31, 1995, which time is herein referred to as the "effective time of the Merger."

         RESOLVED FURTHER, that the appropriate officers of the Company are hereby authorized and directed, in the name of and on behalf of this Company to prepare, execute and deliver such documents, instruments or certificates, and to take such other actions, as they may deem necessary or advisable fully to effectuate the Merger.